Exhibit 23.1
EXHIBIT 23.1 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-261810, No. 333-269555 and No. 333-274046 on Forms S-3 and No. 333-263989 on Form S-8 of our reports dated February 26, 2026, relating to the consolidated financial statements and financial statement schedules of Hagerty, Inc. and the effectiveness of Hagerty’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
February 26, 2026